NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Reports First Quarter 2019 Results

HAMILTON, Bermuda--(BUSINESS WIRE -- May 6, 2019)

Everest Re Group, Ltd. (“Everest”) (NYSE: RE) today reported first quarter 2019 net income of $348.9 million, or $8.54 per diluted common share, compared to net income of $210.3 million, or $5.11 per diluted common share for the first quarter of 2018.  After-tax operating income1 was $282.4 million, or $6.91 per diluted common share, for the first quarter of 2019, compared to after-tax operating income¹ of $219.7 million, or $5.34 per common share, for the same period last year.

Commenting on the Company’s results, President and Chief Executive Officer Dominic J. Addesso said: “During the first quarter of 2019 Everest produced very strong financial results while continuing to expand our market profile with growth in both our reinsurance and insurance businesses. The Company delivered $8.54 of net income per diluted common share, equal to a 17% annualized return on equity, driven by both solid underwriting and investment returns.  Our underwriting operations are strategically balanced between reinsurance and insurance, allowing us to quickly respond to market conditions across virtually all classes of business and territories in building the optimal portfolio of risks.”

Operating highlights for the first quarter of 2019 included the following:

•
Gross written premiums for the quarter were $2.1 billion, an increase of 10% compared to the first quarter of 2018.  Worldwide reinsurance premiums were up 7% to $1.5 billion, with growth primarily driven by increased casualty and property pro-rata premium, increased shares on existing business and profitable new growth.  Direct insurance premiums were up 18%, from first quarter 2018, to $595.1 million, continuing with the diversified growth trends noted in recent years.

•
The combined ratio was 88.7% for the quarter compared to 93.3% in the first quarter of 2018.  Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the current quarter attritional combined ratio was 87.4% compared to 87.1% in the same period last year.

•
Current year catastrophe losses, net of reinsurance, amounted to $25 million in the quarter, related to the Townsville monsoon in Australia.  There was no change in total prior year catastrophe loss estimates.  Estimated net favorable prior year catastrophe development was offset by $24 million of adverse development on the third quarter 2018 Japan loss events.

•	Net investment income increased 1.9% for the quarter to $141.0 million.
•	Net after-tax realized capital gains amounted to $73.9 million for the quarter compared to realized capital losses of $19.4 million during the first quarter of 2018.
•	Cash flow from operations was $459.8 million compared to $195.6 million for the same period in 2018.
•
During the quarter, the Company purchased 75,193 shares at a total cost of $16.2 million.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 1.4 million shares available.

•	Shareholders’ equity ended the quarter at $8.4 billion compared to $7.9 billion at year end 2018. Book value per share was up from $194.43 at December 31, 2018 to $206.68 at March 31, 2019.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.
Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on May 7, 2019. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2019		2018
		(unaudited)

		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$348,900	$8.54	$210,318	$5.11
After-tax net realized capital gains (losses)	73,905	1.81	(19,355)	(0.47)
After-tax net foreign exchange income (expense)	(7,373)	(0.18)	9,933	0.24

After-tax operating income (loss)	$282,368	$6.91	$219,740	$5.34

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Return on equity calculations use adjusted shareholders’ equity excluding net after-tax unrealized (appreciation) depreciation of investments.

Contact:
Everest Re Group, Ltd.
Jon Levenson, Head of Investor Relations
Investor.relations@everestre.com
Phone (908) 604-3169

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2019	2018
	(unaudited)
REVENUES:
Premiums earned	$1,732,697	$1,619,427
Net investment income	140,976	138,294
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(2,933)	(70)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	95,165	(24,831)
Total net realized capital gains (losses)	92,232	(24,901)
Net derivative gain (loss)	3,231	273
Other income (expense)	(9,053)	12,064
Total revenues	1,960,083	1,745,157

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,048,550	1,057,177
Commission, brokerage, taxes and fees	389,474	357,639
Other underwriting expenses	98,985	96,284
Corporate expenses	6,652	8,996
Interest, fees and bond issue cost amortization expense	7,631	7,418
Total claims and expenses	1,551,292	1,527,514

INCOME (LOSS) BEFORE TAXES	408,791	217,643
Income tax expense (benefit)	59,891	7,325

NET INCOME (LOSS)	$348,900	$210,318

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	233,065	(190,624)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(1,822)	(8,772)
Total URA(D) on securities arising during the period	231,243	(199,396)

Foreign currency translation adjustments	14,052	17,699

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,151	1,815
Total benefit plan net gain (loss) for the period	1,151	1,815
Total other comprehensive income (loss), net of tax	246,446	(179,882)

COMPREHENSIVE INCOME (LOSS)	$595,346	$30,436

EARNINGS PER COMMON SHARE:
Basic	$8.57	$5.14
Diluted	8.54	5.11

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2019	2018
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$15,513,287	$15,225,263
(amortized cost: 2019, $15,440,999; 2018, $15,406,572)
Fixed maturities - available for sale, at fair value	2,350	2,337
Equity securities, at fair value	883,191	716,639
Short-term investments (cost: 2019, $597,107; 2018, $241,010)	597,138	240,987
Other invested assets (cost: 2019, $1,644,004; 2018, $1,591,745)	1,644,004	1,591,745
Cash	583,974	656,095
Total investments and cash	19,223,944	18,433,066
Accrued investment income	105,859	104,619
Premiums receivable	2,392,094	2,218,283
Reinsurance receivables	1,785,052	1,787,648
Funds held by reinsureds	432,736	445,040
Deferred acquisition costs	528,491	511,573
Prepaid reinsurance premiums	360,136	343,343
Income taxes	475,851	592,385
Other assets	326,344	358,042
TOTAL ASSETS	$25,630,507	$24,793,999

LIABILITIES:
Reserve for losses and loss adjustment expenses	$13,247,102	$13,119,090
Future policy benefit reserve	46,881	46,778
Unearned premium reserve	2,666,339	2,517,612
Funds held under reinsurance treaties	9,759	13,099
Other net payable to reinsurers	287,807	218,439
Senior notes due 6/1/2044	396,984	396,954
Long term notes due 5/1/2067	236,684	236,659
Accrued interest on debt and borrowings	7,515	3,093
Equity index put option liability	8,727	11,958
Unsettled securities payable	110,723	51,112
Other liabilities	185,357	275,401
Total liabilities	17,203,878	16,890,195

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2019) 69,396
and (2018) 69,202 outstanding before treasury shares	694	692
Additional paid-in capital	2,189,544	2,188,777
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $4,562 at 2019 and ($20,697) at 2018	(216,111)	(462,557)
Treasury shares, at cost; 28,626 shares (2019) and 28,551 shares (2018)	(3,413,701)	(3,397,548)
Retained earnings	9,866,203	9,574,440
Total shareholders' equity	8,426,629	7,903,804
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,630,507	$24,793,999

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2019	2018
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$348,900	$210,318
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(163,108)	(56,826)
Decrease (increase) in funds held by reinsureds, net	9,837	95,416
Decrease (increase) in reinsurance receivables	34,556	236
Decrease (increase) in income taxes	91,754	55,905
Decrease (increase) in prepaid reinsurance premiums	(11,677)	(32,194)
Increase (decrease) in reserve for losses and loss adjustment expenses	58,073	(121,415)
Increase (decrease) in future policy benefit reserve	103	(1,907)
Increase (decrease) in unearned premiums	135,157	85,598
Increase (decrease) in other net payable to reinsurers	63,326	24,410
Increase (decrease) in losses in course of payment	(66,714)	45,919
Change in equity adjustments in limited partnerships	(8,079)	(24,596)
Distribution of limited partnership income	14,799	15,524
Change in other assets and liabilities, net	30,152	(142,935)
Non-cash compensation expense	9,056	8,336
Amortization of bond premium (accrual of bond discount)	5,899	8,950
Net realized capital (gains) losses	(92,232)	24,901
Net cash provided by (used in) operating activities	459,802	195,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	460,537	512,384
Proceeds from fixed maturities sold - available for sale, at market value	1,798,226	364,288
Proceeds from equity securities sold, at fair value	69,500	199,875
Distributions from other invested assets	54,692	1,061,894
Cost of fixed maturities acquired - available for sale, at market value	(2,249,663)	(1,150,718)
Cost of fixed maturities acquired - available for sale, at fair value	-	(1,836)
Cost of equity securities acquired, at fair value	(146,435)	(310,426)
Cost of other invested assets acquired	(115,028)	(947,290)
Net change in short-term investments	(354,388)	169,705
Net change in unsettled securities transactions	49,809	46,708
Net cash provided by (used in) investing activities	(432,750)	(55,416)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(8,288)	(9,383)
Purchase of treasury shares	(16,153)	-
Dividends paid to shareholders	(57,137)	(53,240)
Cost of shares withheld on settlements of share-based compensation awards	(11,443)	(14,245)
Net cash provided by (used in) financing activities	(93,021)	(76,868)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6,152)	2,163

Net increase (decrease) in cash	(72,121)	65,519
Cash, beginning of period	656,095	635,067
Cash, end of period	$583,974	$700,586

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(90,846)	$(51,253)
Interest paid	3,154	2,422